Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated February 7, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Compañía Cervecerías Unidas S.A.’s Annual Report on Form 20-F for the year ended December 31, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers
Santiago, Chile
August 15, 2013

PricewaterhouseCoopers, Av. Andrés Bello 2711 – Pisos 1,2,3,4y5, Las Condes – Santiago, Chile

RUT: 81.513.400-1 – Teléfono: (56) (2) 2940 0000 – www.pwc.cl